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                                                                    Exhibit 23.1

DRAFT

                          Independent Auditors' Consent

The Board of Directors
Caminus Corporation:


We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-86758 and 333-82980) and on Form S-8 (File Nos. 333-95533, 333-31004, 333-31006, 333-43378, 333-61258, 333-68616 and 333-81570)
of Caminus Corporation of our report dated February 11, 2003, with respect to the consolidated balance sheets of Caminus Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Caminus Corporation. Our report refers to a change in accounting regarding the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".


                                                                    /s/ KPMG LLP

April 7, 2003